Exhibit 3.3

AMENDED AND RESTATED

BY-LAWS

OF

FENDER MUSICAL INSTRUMENTS CORPORATION

(A DELAWARE CORPORATION)

ARTICLE I

OFFICES AND SEAL

1.

Section 1.1. OFFICES. The principal office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle. The Corporation may have such other offices either within or without the State of Delaware as the Board of Directors may designate or the business of the Corporation may require. This Amended and Restated By-Laws, as from time to time amended, are referred to herein as the “By-Laws.”

Section 1.2. SEAL. The Board of Directors shall provide a corporate seal, which shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.”

ARTICLE II

STOCKHOLDERS

2.

Section 2.1. CERTIFICATES REPRESENTING STOCK.

(a) Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. All certificates for shares of capital stock shall be consecutively numbered or otherwise identified.

(b) Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law of Delaware. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

(c) The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 2.2. FRACTIONAL SHARE INTERESTS. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

Section 2.3. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

Section 2.4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents or assistant transfer agents and one or more registrars of transfers and may require all certificates representing shares of capital stock of the Corporation to bear the signature of a transfer agent or an assistant transfer agent and a registrar of transfer. The Board of Directors may at any time terminate the appointment of any transfer agent, assistant transfer agent or registrar of transfers. A transfer agent may serve as a registrar, and vice versa.

Section 2.5. RECORD DATE FOR STOCKHOLDERS. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting as stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of this meeting; provided, however, that the Board of Directors may fix a new record date for this adjourned meeting.

Section 2.6. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Corporation’s Certificate of Incorporation (or any amendment or certificate of designation related thereto) confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law of Delaware confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Corporation’s Certificate of Incorporation (or any amendment or certificate of designation related thereto), except as any provision of law may otherwise require.

Section 2.7. STOCKHOLDER MEETINGS.

(a) TIME. The annual meeting of stockholders shall be held on the date and at the time fixed, from time to time, by the directors, provided that the first annual meeting shall be held on a date within thirteen months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting of stockholders shall be held on the date and at the time fixed by the directors.

(b) PLACE. Annual meetings and special meetings of stockholders shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal office of the Corporation in the State of Arizona.

(c) CALL. Annual meetings and special meetings of stockholders may be called by the directors or by any officer instructed by the directors to call the meeting.

(d) NOTICE OR WAIVER OF NOTICE. Written notice of all meetings of stockholders shall be given, stating the place, date, and hour of the meeting and, if required by paragraph 2.7(e) of these By-Laws, specifying the place provided in said paragraph. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall, if any other action which could be taken at a special meeting is to be taken at such annual meeting, state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law of Delaware. Except as otherwise provided by the General Corporation Law of Delaware, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty (30) days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

(e) STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

(f) CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

(g) PROXY REPRESENTATION. Each stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

(h) INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

(i) QUORUM. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum. If a quorum is present at the commencement of or during a meeting, withdrawal of stockholders from such meeting thereafter shall not cause failure of a duly constituted quorum at the meeting.

(j) VOTING.

(i) Each share of stock shall entitle the holder thereof to such voting rights or lack thereof as detailed in the Corporation’s Certificate of Incorporation or any amendment or certificate of designations related thereto. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law of Delaware, the provisions of the Corporation’s Certificate of Incorporation (or any amendment or certificate of designation related thereto), the Third Amended and Restated Stockholders’ Agreement, as from time to time amended (the “Stockholders’ Agreement”), or these By-Laws prescribes a different percentage of votes and/or a different exercise of voting power.

(ii) In the election of directors, and for any other action, voting need not be by ballot, written or otherwise. Persons holding stock in a fiduciary capacity shall be entitled to vote those shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he or she has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his or her proxy may represent the stock and vote thereon. Stock standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the charter or By-Laws of such corporation may determine. Shares of its own capital stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall be neither entitled to vote nor counted for quorum purposes, but shares of its capital stock held by the Corporation or any such other corporation in a fiduciary capacity may be voted by it and counted for quorum purposes.

Section 2.8. STOCKHOLDER ACTION WITHOUT MEETINGS. Any action required by the General Corporation Law of Delaware to be taken at any annual or special meeting of stockholders, or an action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting pursuant to the preceding sentence by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

3.

Section 3.1. FUNCTION AND DEFINITION. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The use of the phrase “whole Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

Section 3.2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the whole board shall be not less than two (2), nor more than nine (9). Such number may be fixed from time to time by action of the stockholders or of the directors in accordance with the terms of Section 5 of the Stockholders’ Agreement.

Section 3.3. ELECTION AND TERM. The Board of Directors first elected following the adoption of these By-Laws shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Thereafter, directors shall be elected at the annual meeting of stockholders in accordance with the terms of the Stockholder’s Agreement. Directors who are elected at an annual meeting of stockholders and directors who are elected in the interim to fill all vacancies and newly created directorships shall hold office until their successors are elected and qualified or until then earlier, death, resignation or removal. All vacancies and newly created directorships shall be filled in accordance with the Stockholders’ Agreement.

Section 3.4. MEETINGS.

(a) TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

(b) PLACE. Meetings shall be held at the principal office of the Corporation in the state of California or at such other place within or without the State of Delaware as shall be fixed by the Board.

(c) CALL. No call shall be required for regular meetings for which the time and place has been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, of the Vice-Chairman of the Board, if any, of the President, or of the majority of other directors in office.

(d) NOTICE OF ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed provided that any director who is absent when the time and place for such meeting was fixed shall be given notice of such time and place. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Without limitation of the foregoing, written notice mailed, postage prepaid, to the address of a director shown on the records of the Corporation not later than seventy-two (72) hours prior to the convening of such meeting shall be in sufficient time for such convenient assembly. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated herein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

(e) QUORUM AND ACTION.

(i) A majority of the whole Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law of Delaware or the Stockholders’ Agreement, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. Notwithstanding the foregoing, the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, may authorize a contract or transaction between the Corporation and a party described in section 144(a) of the General Corporation Law of Delaware when permitted by subparagraph (1) thereof or when permitted by any other provision of law.

(ii) Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

(f) CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

(g) COMPENSATION. The Board of Directors, irrespective of any personal interest of any of its members, shall have authority to establish the compensation of all directors for services to the Corporation as directors, officers, or otherwise. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board.

Section 3.5. REMOVAL OF DIRECTORS. Except as may otherwise be provided by the General Corporation Law of Delaware or the Stockholders’ Agreement, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 3.6. COMMITTEES. Prior to an initial public offering, the Board of Directors may not make a broad delegation of its authority but may establish committees for specific purposes (such as a pricing committee with respect to a public offering) or any other committee permitted by the Stockholders’ Agreement. The Board of Directors shall designate an Audit Committee and Compensation Committee in accordance with the terms of the Stockholders’ Agreement. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation subject to the terms of the Stockholders’ Agreement. The board may designate one or more directors as alternative members of any committee, who may replace any absent or disqualified member at any meeting of the committee subject to the terms of the Stockholders’ Agreement. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers and authority of the Board of Directors, subject to the terms of the Stockholders’ Agreement, other than a power or authority which such committee expressly may not have pursuant to Section 141(c) of the General Corporation Law of Delaware and other than the power or authority to declare a dividend or authorize the issuance of stock. Any such committee may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3.7. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.8. TELEPHONIC MEETINGS. Unless otherwise restricted by the Corporation’s Certificate of Incorporation or any amendment or certificate of designation related thereto or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

ARTICLE IV

OFFICERS

4.

Section 4.1. CORPORATE OFFICERS. Except as set forth herein, the officers of the Corporation shall be chosen by the board of directors and shall be a chairman, a president, a secretary and a treasurer. The board of directors may also choose executive vice-presidents, assistant secretaries and assistant treasurers. The chairman shall have the right to choose and designate vice presidents with the rights and powers set forth herein. Any number of offices may be held by the same person, unless the Corporation’s Certificate of Incorporation or any amendment or certificate of designation related thereto or these By-Laws otherwise provide. The chairman may also designate persons as officers of divisions of the Corporation, but such persons shall not be officers of the Corporation.

Section 4.2. APPOINTMENT OF OFFICERS BY BOARD OF DIRECTORS. The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman, a president, an executive vice president, a secretary, a treasurer and such other officers as the board of directors shall deem desirable.

Section 4.3. APPOINTMENT OF ADDITIONAL OFFICERS. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be provided for in these By-Laws determined from time to time by the board.

Section 4.4. COMPENSATION. The salaries of the chairman, the president and the executive vice presidents of the Corporation shall be fixed by the board of directors. The salaries of all other officers shall be fixed by the chairman.

Section 4.5. TERM AND REMOVAL. The officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors, provided that the chairman shall be entitled to fill any vacancies occurring in the office of vice president.

Section 4.6. CHAIRMAN OF THE BOARD; VICE CHAIRMAN. The chairman of the board of directors shall be the chief executive officer of the Corporation. Subject to the direction and control of the board of directors, he or she shall have supervisory authority over, and general management and control of, the property, business and affairs of the Corporation. He or she shall preside at all meetings of the Stockholders and of the board of directors. The chairman, pursuant to the authorization of the board of directors, shall have authority to vote all shares of the capital stock of any other corporation, standing in the name of the Corporation, at any meeting of the stockholders of such other corporation, and may, on behalf of the Corporation, waive any notice of the calling of any such meeting, and, pursuant to the authorization of the board of directors, may be given written proxy in the name of the Corporation to vote any or all shares of capital stock of such other corporation owned by the Corporation at any such meeting. The chairman may sign, with the secretary or any other proper officer of the Corporation thereunto authorized by the board of directors, certificates for or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. The chairman shall perform all duties as may be prescribed by the board of directors from time to time.

The board of directors shall have the right to appoint a vice chairman if and to the extent deemed necessary from time to time. The vice chairman shall assist the chairman in discharging the chairman’s duties in accordance with the By-Laws. The vice chairman shall perform such duties and have such powers as the chairman may from time to time prescribe. The vice chairman shall attend all meetings of the board of directors, but shall not be a director of the Corporation or be entitled to a vote at any meeting of the board of directors, unless and until such vice chairman is elected to be a director in accordance with the By-Laws. In the absence of the chairman, the vice chairman shall preside at all meetings of the board of directors and the Stockholders of the Corporation. In the event of a vacancy in the position of chairman, the vice chairman shall call a special meeting of the board of directors in accordance with these By-Laws within ten (10) business days of the occurrence of such vacancy for the sole purpose of electing a new chairman.

Section 4.7. PRESIDENT. The president shall perform such duties and have such powers as may be prescribed by the chairman or the board of directors from time to time and shall report directly to the chairman. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the board of directors or these By-Laws, he or she may execute for the Corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, and he or she may accomplish such execution either under or without the seal of the Corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. In the absence of the chairman and the vice chairman, the president shall preside at all meetings of the board of directors and the Stockholders of the Corporation.

Section 4.8. VICE PRESIDENTS. The vice-presidents shall perform such duties and have such powers as the chairman may from time to time prescribe. The Corporation may have (in descending order of rank and authority) senior executive vice presidents, executive vice presidents, senior vice presidents and vice presidents. In the absence of the president or in the event of his or her inability to act, the executive vice-president (or in the event there be more than one executive vice-president, the executive vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

Section 4.9. SECRETARY. The secretary shall attend all meetings of the bard of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary.

The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his other signature.

Section 4.10. ASSISTANT SECRETARIES. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 4.11. TREASURER. The treasurer shall have the custody of the corporate funds and securities and shall keep fail and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. He or she shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all of his or her transactions as treasurer and of the financial condition of the Corporation. If required by the board of directors, he or she shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 4.12. ASSISTANT TREASURER The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE V

FISCAL YEAR

5.

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VI

INDEMNIFICATION

6.

The Corporation shall indemnify its officers and directors and may, by resolution of the Board of Directors, indemnify its employees or agents to the extent permitted by the General Corporation Law of Delaware.

ARTICLE VII

CONTROL OVER BY-LAWS

7.

Subject to the provisions of the certificate of incorporation and the provisions of the General Corporation Law of Delaware, the power to amend, alter or repeal these By-Laws and to adopt new By-Laws may be exercised by the Board of Directors or by the stockholders in each case subject to the provisions of the Stockholders’ Agreement. No repeal, amendment or alteration of the By-Laws shall be approved which is inconsistent with the terms of the Stockholders’ Agreement. Notwithstanding anything to the contrary herein, in the event any provision of these By-Laws are inconsistent or conflict with the Stockholders’ Agreement, the terms of the Stockholders’ Agreement shall prevail.

IN WITNESS WHEREOF, the undersigned officers of the Corporation hereby certify on this 21st day of December, 2001, the foregoing represents a duly adopted amendment and restatement of the By-Laws of the Corporation.

By:	/s/ William C. Schultz
William C. Schultz,
Chairman of the Board
Fender Musical Instruments Corporation